Exhibit 99.1

THE HOME DEPOT ANNOUNCES THIRD QUARTER RESULTS; UPDATES FISCAL YEAR 2009 GUIDANCE

ATLANTA, November 17, 2009 — The Home Depot®, the world’s largest home improvement retailer, today reported third quarter of fiscal 2009 net earnings of $689 million, or $0.41 per diluted share, compared with net earnings of $756 million, or $0.45 per diluted share, in the same period in fiscal 2008.

Sales for the third quarter totaled $16.4 billion, an 8.0 percent decrease from the third quarter of fiscal 2008. Comparable store sales for the third quarter were negative 6.9 percent, and comp sales for U.S. stores were negative 7.1 percent.

“There is still a great deal of pressure in the housing and home improvement markets, though there are some positive signs of stabilization,” said Frank Blake, chairman and CEO. “Our business continues to perform well in a difficult environment. We grew market share in the quarter, continued to transform our business and improved customer service. I want to thank our associates for their hard work and dedication.”

Updated Fiscal 2009 Guidance

Based on its year-to-date performance, the Company continues to expect sales to be down approximately 9 percent for the year. The Company updated its fiscal 2009 EPS guidance and now expects diluted earnings per share from continuing operations of approximately $1.50, up 9.5 percent from fiscal 2008. On an adjusted basis, the Company now expects diluted earnings per share from continuing operations of approximately $1.55 for the year, a decline from fiscal 2008 of approximately 13 percent.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at homedepot.com in the Investor Relations section.

At the end of the third quarter, the Company operated a total of 2,242 retail stores, which included 1,975 The Home Depot stores in the United States (including the Commonwealth of Puerto Rico, the territory of the U.S. Virgin Islands and the territory of Guam), 179 stores in Canada, 77 stores in Mexico and 11 stores in China. The Company employs more than 300,000 associates. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.

To provide clarity, internally and externally, about the Company’s operating performance for the recently completed fiscal quarter, the Company supplemented its reporting with non-GAAP financial measures to reflect the impact of the store rationalization charge, business rationalization charges and related restructuring charges. The Company believes that these non-GAAP financial measures better enable management and investors to understand and analyze the Company’s performance by providing them with meaningful information relevant to events of unusual nature or frequency. However, this supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures can be found in the attached schedule.

Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, store openings and closures, state of the economy, state of the residential construction, housing and home improvement markets, state of the credit markets, including mortgages, home equity loans and consumer credit, commodity price inflation and deflation, implementation of store initiatives, continuation of reinvestment plans, net earnings performance, earnings per share, stock-based compensation expense, capital allocation and expenditures, liquidity, the effect of adopting certain accounting standards, return on invested capital, management of the Company’s purchasing or customer credit policies, the effect of accounting charges, the planned recapitalization of the Company, timing of the completion of such recapitalization, the ability to issue debt on terms and at rates acceptable to us and financial outlook. Such forward-looking statements are based on currently available information and current assumptions, expectations and projections about future events. You are cautioned not to place undue reliance on our forward-looking statements. Such statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. Such risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 1, 2009, and in Part II, Item 1A, “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 2009.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update such statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

Financial Community	News Media
Diane Dayhoff	Paula Drake
Vice President of Investor Relations	Sr. Manager, Corporate Communications
770-384-2666	770-384-3439
diane_dayhoff@homedepot.com	paula_drake@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS AND NINE MONTHS ENDED NOVEMBER 1, 2009 AND NOVEMBER 2, 2008

(Unaudited)

(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended		% Increase	Nine Months Ended		% Increase
	11-1-09	11-2-08	(Decrease)	11-1-09	11-2-08	(Decrease)
NET SALES	$16,361	$17,784	(8.0)%	$51,607	$56,681	(9.0)%
Cost of Sales	10,800	11,790	(8.4)	34,208	37,651	(9.1)

GROSS PROFIT	5,561	5,994	(7.2)	17,399	19,030	(8.6)

Operating Expenses:
Selling, General and Administrative	3,870	4,225	(8.4)	12,033	13,595	(11.5)
Depreciation and Amortization	428	446	(4.0)	1,290	1,342	(3.9)

Total Operating Expenses	4,298	4,671	(8.0)	13,323	14,937	(10.8)

OPERATING INCOME	1,263	1,323	(4.5)	4,076	4,093	(0.4)

Interest (Income) Expense:
Interest and Investment Income	(4)	(6)	(33.3)	(15)	(13)	15.4
Interest Expense	168	157	7.0	515	485	6.2

Interest, net	164	151	8.6	500	472	5.9

EARNINGS BEFORE PROVISION FOR INCOME TAXES	1,099	1,172	(6.2)	3,576	3,621	(1.2)

Provision for Income Taxes	410	416	(1.4)	1,257	1,307	(3.8)

NET EARNINGS	$689	$756	(8.9)%	$2,319	$2,314	0.2%

Weighted Average Common Shares	1,682	1,681	0.1%	1,684	1,681	0.2%
BASIC EARNINGS PER SHARE	$0.41	$0.45	(8.9)	$1.38	$1.38	—

Diluted Weighted Average Common Shares	1,693	1,687	0.4%	1,692	1,686	0.4%
DILUTED EARNINGS PER SHARE	$0.41	$0.45	(8.9)	$1.37	$1.37	—

	Three Months Ended		% Increase	Nine Months Ended		% Increase
SELECTED HIGHLIGHTS	11-1-09	11-2-08	(Decrease)	11-1-09	11-2-08	(Decrease)
Number of Customer Transactions	314	315	(0.3)%	986	989	(0.3)%
Average Ticket (actual)	$51.89	$55.86	(7.1)	$52.27	$56.97	(8.2)
Weighted Average Weekly Sales per Operating Store (in thousands)	$558	$597	(6.5)	$586	$640	(8.4)
Square Footage at End of Period	235	238	(1.3)	235	238	(1.3)
Capital Expenditures	$215	$451	(52.3)	$568	$1,411	(59.7)
Depreciation and Amortization (1)	$453	$476	(4.8)%	$1,364	$1,432	(4.7)%

(1)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF NOVEMBER 1, 2009, NOVEMBER 2, 2008 AND FEBRUARY 1, 2009

(Amounts in Millions)

	11-1-09	11-2-08	2-1-09
	(Unaudited)	(Unaudited)	(Audited)

ASSETS
Cash and Short-Term Investments	$2,725	$874	$525
Receivables, net	1,188	1,490	972
Merchandise Inventories	10,817	11,869	10,673
Other Current Assets	1,169	1,374	1,192

Total Current Assets	15,899	15,607	13,362

Property and Equipment, net	25,581	26,782	26,234
Goodwill	1,163	1,175	1,134
Other Assets	407	598	434

TOTAL ASSETS	$43,050	$44,162	$41,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$5,829	$6,773	$4,822
Accrued Salaries and Related Expenses	1,069	1,044	1,129
Current Installments of Long-Term Debt	1,769	1,016	1,767
Other Current Liabilities	3,788	4,048	3,435

Total Current Liabilities	12,455	12,881	11,153

Long-Term Debt	8,656	10,353	9,667
Other Long-Term Liabilities	2,559	2,532	2,567

Total Liabilities	23,670	25,766	23,387

Total Stockholders’ Equity	19,380	18,396	17,777

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,050	$44,162	$41,164

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS ITEMS EXCLUDING CERTAIN ADJUSTMENTS (NON-GAAP)

FOR THE THREE MONTHS AND NINE MONTHS ENDED NOVEMBER 1, 2009 AND NOVEMBER 2, 2008

(Unaudited)

(Amounts in Millions Except Per Share Data)

	Three Months Ended 11-1-09			Nine Months Ended 11-1-09
	Actuals	Adjustments(1)	As Adjusted (Non-GAAP)	Actuals	Adjustments(1)	As Adjusted (Non-GAAP)

Net Sales	$16,361	$—	$16,361	$51,607	$221	$51,386
Gross Profit	5,561	—	5,561	17,399	28	17,371
Total Operating Expenses	4,298	9	4,289	13,323	174	13,149
Operating Income	1,263	(9)	1,272	4,076	(146)	4,222
Net Earnings	$689	$(6)	$695	$2,319	$(90)	$2,409

Diluted Earnings Per Share	$0.41	$—	$0.41	$1.37	$(0.05)	$1.42

	Three Months Ended 11-2-08			Nine Months Ended 11-2-08
	Actuals	Adjustments(1)	As Adjusted (Non-GAAP)	Actuals	Adjustments(1)	As Adjusted (Non-GAAP)

Net Sales	$17,784	$—	$17,784	$56,681	$—	$56,681
Gross Profit	5,994	—	5,994	19,030	(10)	19,040
Total Operating Expenses	4,671	3	4,668	14,937	554	14,383
Operating Income	1,323	(3)	1,326	4,093	(564)	4,657
Net Earnings	$756	$(4)	$760	$2,314	$(355)	$2,669

Diluted Earnings Per Share	$0.45	$—	$0.45	$1.37	$(0.21)	$1.58

(1)	Adjustments are comprised of store rationalization charges related to the closing of 15 stores and the removal of 50 stores from our future growth pipeline, business rationalization charges related to the exit of EXPO, THD Design Center, Yardbirds and HD Bath businesses, as well as net sales, gross profit and operating expenses of those exited businesses during the period from closing announcement to actual closing, and charges related to restructuring of support functions.